UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2014

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

As previously announced, on December 16, 2013, Frontier Communications Corporation (the “Company”) entered into an agreement (such agreement as amended on August 13, 2014 and as may be further amended, the “Stock Purchase Agreement”) to acquire the wireline properties of AT&T Inc. (“AT&T”) in Connecticut for a purchase price of $2.0 billion in cash. Pursuant to the Stock Purchase Agreement, the Company agreed to acquire all of the issued and outstanding capital stock of The Southern New England Telephone Company and SNET America, Inc. from AT&T. Prior to the closing of the AT&T Transaction (as defined below), (i) AT&T will transfer to the transferred companies certain assets and cause the transferred companies to assume certain liabilities relating to the business to be acquired and (ii) the transferred companies will transfer to AT&T certain assets, and AT&T will assume certain liabilities of the transferred companies, to be retained by AT&T following the closing (the transferred companies, after giving effect to such transactions, being referred to as the “Connecticut Operations”). References to the “AT&T Transaction” refer to our acquisition of the Connecticut Operations from AT&T pursuant to the Stock Purchase Agreement, which the Company expects to close in the fourth quarter of 2014.

The Company is filing this Current Report on Form 8-K with the U.S. Securities and Exchange Commission to present (i) the combined financial statements of the Connecticut Operations for each of the years ended December 31, 2013, 2012 and 2011 and as of December 31, 2013 and 2012, and for the six months ended June 30, 2014 and 2013 and as of June 30, 2014, which are filed, respectively, as Exhibits 99.1 and 99.2 hereto, (ii) the unaudited pro forma condensed combined financial statements of the Company, assuming consummation of and after giving effect to the AT&T Transaction, for the six months ended June 30, 2014 and as of June 30, 2014 and for the year ended December 31, 2013, which are filed as Exhibit 99.3 hereto and (iii) certain information regarding the financial condition and results of operations of the Connecticut Operations, which is set forth below.

Historical Financial Condition and Operating Results of the Connecticut Operations

The following is an analysis of historical operating results of the Connecticut Operations. This analysis should be read in conjunction with the historical combined financial statements of the Connecticut Operations filed herewith. The historical combined financial statements have been carved out from AT&T’s consolidated financial statements in accordance with U.S. generally accepted accounting principles and reflect assumptions and allocations made by AT&T to separate the Connecticut Operations on a stand-alone basis. Accordingly, the historical combined financial statements, which do not contemplate the AT&T Transaction, may not be indicative of the financial condition and operating results that would have existed had the Connecticut Operations been a stand-alone entity. The historical combined financial statements of the Connecticut Operations reflect revenues and associated expenses relating to certain services provided to other affiliates of AT&T, which business relationship will be modified in connection with the AT&T Transaction. This analysis should be read in conjunction with the unaudited pro forma condensed combined financial information filed herewith, which reflects, among other things, pro forma adjustments to reflect the expected impact of the modifications to the business relationship between AT&T and the Connecticut Operations upon consummation of the AT&T Transaction, as well as assets and liabilities not included in the historical financial statements of the Connecticut Operations that will be transferred by AT&T to the Connecticut Operations in connection with the AT&T Transaction and assets and liabilities included in the historical financial statements of the Connecticut Operations that will be retained by AT&T in connection with the AT&T Transaction.

Revenue

Revenue for the Connecticut Operations is generated primarily through the provision of voice services, data services and other revenue generated from the provision of network, marketing and other services to other affiliated AT&T entities. Such revenues are generated through either a monthly recurring fee or a fee based on usage, and revenue recognition is not dependent upon significant judgments by management, with the exception of a determination of a provision for uncollectible amounts.

Revenue in the six-month period ended June 30, 2014 decreased $17.1 million, or 2%, to $679.8 million as compared to the comparable period in 2013. The decline during the first six months of 2014 was primarily the result of decreases in voice revenue, partially offset by an increase in data revenue. Revenue for the year ended December 31, 2013 increased $14.9 million, or 1%, to $1,393.5 million as compared to the year ended December 31, 2012. The increase in 2013 was primarily the result of increases in data and other revenues, partially offset by a decrease in voice revenue. Revenue for the year ended December 31, 2012 decreased $17.3 million, or 1%, to $1,378.6 million as compared to the year ended December 31, 2011. The decline in 2012 was primarily the result of decreases in voice revenue, partially offset by an increase in data revenue.

Total voice revenue for the six-month period ended June 30, 2014 decreased $25.7 million, or 11%, to $213.0 million as compared to the comparable period in 2013. Total voice revenue for the year ended December 31, 2013 decreased $53.0 million, or 10%, to $463.3 million as compared to the year ended December 31, 2012. Total voice revenue for the year ended December 31, 2012 decreased $54.8 million, or 10%, to $516.2 million as compared to the year ended December 31, 2011. Voice revenue, which excludes revenue from VoIP connections, declined in all periods primarily due to reductions in local and long distance customers as consumers have moved from landline services to IP-based technology and wireless forms of communication.

Total data revenue for the six-month period ended June 30, 2014 increased $12.5 million, or 3%, to $410.8 million as compared to the comparable period in 2013. Total data revenue for the year ended December 31, 2013 increased $58.3 million, or 8%, to $806.5 million as compared to the year ended December 31, 2012. Total data revenue for the year ended December 31, 2012 increased $38.1 million, or 5%, to $748.2 million as compared to the year ended December 31, 2011. Data revenue increases in all periods were primarily driven by increases in broadband, video and VoIP revenues as the Connecticut Operations has increased customers for such services each period since 2011.

Total other revenue for the six-month period ended June 30, 2014 decreased $4.0 million, or 7%, to $55.9 million as compared to the comparable period in 2013. The decline during the first six months of 2014 was primarily the result of decreases in revenue generated from network, marketing and customer service services provided to other affiliated AT&T entities, partially offset by an increase in other ancillary revenues. Total other revenue for the year ended December 31, 2013 increased $9.6 million, or 8%, to $123.8 million as compared to the year ended December 31, 2012, primarily as a result of increases in revenue generated from network, marketing, and customer service services provided to other affiliated AT&T entities. This was partially offset by a decrease in other ancillary revenues. Total other revenue for the year ended December 31, 2012 decreased $0.6 million, or 1%, to $114.3 million as compared to the year ended December 31, 2011.

The Connecticut Operations had approximately 514,000 total residential voice connections as of June 30, 2014 and approximately 538,000, 592,000 and 657,000 total residential voice connections as of December 31, 2013, 2012 and 2011, respectively. The Connecticut Operations lost approximately 24,000 residential voice connections, net, for six-month period ended June 30, 2014, and approximately 54,000 and 65,000, residential voice connections, net, for years ended December 31, 2013, and December 31, 2012, respectively, in each case versus the previous year-end customer totals.

The Connecticut Operations had approximately 415,000 total broadband subscribers as of June 30, 2014 and approximately 416,000, 415,000 and 422,000 total broadband subscribers as of December 31, 2013, 2012 and 2011, respectively. The Connecticut Operations lost approximately 1,300 broadband customers, net, for six-month period ended June 30, 2014, versus customer totals at December 31, 2013, gained approximately 1,000, broadband subscribers, net, for year ended December 31, 2013, and lost approximately 7,800 total broadband subscribers, net, during the year ended December 31, 2012, in each case versus the prior year-end customer totals.

The Connecticut Operations had approximately 215,000 total video subscribers as of June 30, 2014 and approximately 206,000, 177,000 and 153,000 total video subscribers as of December 31, 2013, 2012 and 2011, respectively. The Connecticut Operations gained approximately 9,000 video subscribers, net, for six-month period ended June 30, 2014 versus customer totals at December 31, 2013 and gained 29,000, and 24,000 video subscribers, net, during the years ended December 31, 2013 and 2012, in each case versus the prior year-end customer totals.

Operating Expenses

Total operating expenses for the six months ended June 30, 2014 increased $24.2 million, or 4%, to $591.4 million, as compared with the six months ended June 30, 2013, reflecting higher allocated charges and content costs, partially offset by lower pension and postretirement expenses and a decrease in depreciation and amortization expense. Total operating expenses for the year ended December 31, 2013 decreased $348.1 million, or 26%, to $1,015.5 million as compared to the year ended December 31, 2012 primarily due lower pension and postretirement expense and lower depreciation and amortization expenses, partially offset by higher allocated charges and content costs. Total operating expenses for the year ended December 31, 2012 increased $3.1 million, to $1,363.6 million as compared to the year ended December 31, 2011 primarily due to higher pension and postretirement expenses, allocated charges and content costs, partially offset by decreased depreciation and amortization.

Pension and postretirement expenses (which are components of both cost of services and sales, and selling, general and administrative expenses) for the six months ended June 30, 2014 and 2013 were $0.8 million and $8.2 million, respectively, reflecting higher amortization of prior service credits due to plan changes in the fourth quarter of 2013. Pension and postretirement expenses (which are components of both cost of services and sales, and selling, general and administrative expenses) were $(113.4) million, $189.4 million and $146.2 million for the years ended December 31, 2013, 2012 and 2011, respectively. The decrease in pension and postretirement expense in 2013 as compared to 2012 was primarily due to an actuarial gain of $131.9 million in 2013 and an actuarial loss of $173.7 million in 2012. The increase in pension and postretirement expenses in 2012 as compared to 2011 was primarily due to a higher actuarial loss of $173.7 million in 2012 as compared to an actuarial loss of $123.5 million in 2011. Actuarial gains and losses are noncash and are measured and recorded annually.

Allocated charges are affiliate costs related to allocated functions including information technology, finance and accounting, human resources, network support, advertising and marketing and other services. Allocated charges also include content costs and royalty expense for the use of trademarks owned by AT&T affiliates. Allocated charges (which are components of both cost of services and sales, and selling, general and administrative expenses) for the six months ended June 30, 2014 and 2013 were $224.7 million and $193.2 million, respectively. Allocated charges (which are components of both cost of services and sales, and selling, general and administrative expenses) were $393.4 million, $366.1 million and $357.3 million for the years ended December 31, 2013, 2012 and 2011, respectively. The increase in allocated charges reflected higher content costs primarily driven by growth in video subscribers.

Depreciation and amortization expenses for the six months ended June 30, 2014 and 2013 were $78.7 million and $81.5 million, respectively. Depreciation and amortization expenses were $166.2 million, $187.0 million and $208.7 million for the years ended December 31, 2013, 2012 and 2011, respectively. The decreases in depreciation and amortization expenses were primarily due to assets becoming fully depreciated.

Capital Expenditures

Capital expenditures for the Connecticut Operations for the six-month periods ended June 30, 2014 and 2013 were $75.2 million and $65.4 million, respectively, largely due to increased maintenance capital expenditures on our existing network as well as higher spend due to broadband expansion. Capital expenditures for the Connecticut Operations for the years ended December 31, 2013, 2012 and 2011 were $146.8 million, $126.1 million and $194.3 million, respectively. Capital expenditures increased from 2012 as compared to 2013 as a result of higher U-verse video infrastructure build out in 2013 and projects in 2013 to run fiber to business locations. Capital expenditures declined from 2011 as compared to 2012 due to a reduction in U-verse video infrastructure build out in 2012, as well as a wireless site backhaul project that was completed in 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits	The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

23.1	Consent of Ernst & Young LLP.

99.1

Combined financial statements of the AT&T Connecticut Wireline Operations (A Business Unit of AT&T Inc.) for each of the years ended December 31, 2013, 2012 and 2011 and as of December 31, 2013 and 2012.

99.2	Combined financial statements of the AT&T Connecticut Wireline Operations (A Business Unit of AT&T Inc.) for the six months ended June 30, 2014 and 2013 and as of June 30, 2014 and December 31, 2013.

99.3	Unaudited pro forma condensed combined financial statements of the Company, assuming consummation of and after giving effect to the AT&T Transaction, for the six months ended June 30, 2014 and as of June 30, 2014 and for the year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

By:	/s/ David G. Schwartz
Name:	David G. Schwartz
Title:	Vice President, Corporate Counsel and Assistant Secretary

Date: September 3, 2014

Exhibits

Exhibit Number	Description of Exhibit

23.1	Consent of Ernst & Young LLP.

99.1

Combined financial statements of the AT&T Connecticut Wireline Operations (A Business Unit of AT&T Inc.) for each of the years ended December 31, 2013, 2012 and 2011 and as of December 31, 2013 and 2012.

99.2	Combined financial statements of the AT&T Connecticut Wireline Operations (A Business Unit of AT&T Inc.) for the six months ended June 30, 2014 and 2013 and as of June 30, 2014 and December 31, 2013.

99.3	Unaudited pro forma condensed combined financial statements of the Company, assuming consummation of and after giving effect to the AT&T Transaction, for the six months ended June 30, 2014 and as of June 30, 2014 and for the year ended December 31, 2013.